As filed with the Securities and Exchange Commission on April 18, 2001
                                                 Registration No. 333-57388
================================================================================
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              Amendment No. 1 to
                                   Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               D.R. HORTON, INC.
               Co-registrants are listed on the following page.
            (Exact name of registrant as specified in its charter)

                 Delaware                                            75-2386963
      (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
      incorporation or organization)

                                                                Paul W. Buchschacher
                                                       Vice President & Corporate Counsel
     1901 Ascension Blvd., Suite 100                   1901 Ascension Blvd., Suite 100
         Arlington, Texas 76006                                 Arlington, Texas 76006
             (817) 856-8200                                         (817) 856-8200
(Address, including zip code, and telephone            (Name, address, including zip code, and
number, including area code, of registrant's           telephone  number, including area code,
        principal executive offices)                            of agent for service)

   The Commission is requested to mail copies of all orders, notices and communications to:
                                   Irwin F. Sentilles, III
                                 Gibson, Dunn & Crutcher LLP
                               2100 McKinney Ave., Suite 1100
                                    Dallas, Texas 75201
                                      (214) 698-3100
               Approximate date of commencement of proposed sale to the public:
            From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of                                                                   Proposed maximum             Amount of
securities to be registered                                                        aggregate offering price (1)   registration fee
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock (par value $.10 per share), Depositary
Shares, Common Stock (par value $.01 per share), Warrants, Stock
Purchase Contracts and Stock Purchase Units (2)..................................                -                           -
Trust Preferred Securities of DRH Capital Trust I................................                -                           -
Trust Preferred Securities of DRH Capital Trust II...............................                -                           -
Trust Preferred Securities of DRH Capital Trust III..............................                -                           -
Subordinated Trust Debt Securities of D.R. Horton, Inc. to be issued to
DRH Capital Trust I, DRH Capital Trust II and DRH Capital Trust III..............                -                           -
Guarantees of Trust Preferred Securities of DRH Capital Trust I, DRH
Capital Trust II and DRH Capital Trust III by D.R. Horton, Inc. (5)(6)...........                -                           -
Guarantees of the Debt Securities by direct and indirect subsidiaries of
D.R. Horton, Inc.  (6)(7)........................................................                -                           -
Units comprising one or more classes of securities above.........................                -                           -
----------------
Total                                                                                     $750,000,000 (3)             $187,500 (4)
====================================================================================================================================

  (1) Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457
      (o).
  (2) Includes shares of common stock which may be issued upon conversion of preferred stock or debt securities or exercise of warrants, which are being registered.

  (3) Of the $750,000,000 of securities being registered hereunder, pursuant to Rule 429(b) under the Securities Act of 1933, as amended, an aggregate of $50,000,000 of securities are being carried forward from the registrant's prior registration statement on Form S-3 (SEC File No. 333-57193).
  (4) In connection with the prior registration statement, registration fees of approximately $13,900 were previously paid with respect to the $50,000,000 of securities being carried forward herewith.
  (5) Includes the back-up undertakings of D.R. Horton, Inc. to provide certain indemnities relating to, and pay and be responsible for certain expenses, costs, liabilities and debts of, DRH Capital Trusts I, II and III and all other obligations of D.R. Horton, Inc. relating to such trusts.
  (6) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.
  (7) See the following page for a list of the subsidiary guarantors.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus also relates to securities registered pursuant to the prior registration statement.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------


                             --------------------


                             --------------------

     The following direct and indirect subsidiaries of registrant may guarantee the debt securities or issue trust preferred securities and are co-registrants under this registration statement.

                                                           Jurisdiction of
                                                            Incorporation                 I.R.S. Employer
Name of Co-Registrant                                      or Organization               Identification No.
---------------------                                      ----------------              ------------------
C. Richard Dobson Builders, Inc.                                 Virginia                      54-1082672
CH Investments of Texas, Inc.                                    Delaware                      86-0831611
CHI Construction Company                                         Arizona                       86-0533370
CHTEX of Texas, Inc.                                             Delaware                      74-2791268
Continental Homes, Inc.                                          Delaware                      86-0515339
Continental Homes of Florida, Inc.                               Florida                       59-1237314
Continental Homes of Texas, L.P.                                 Texas                         74-2791904
Continental Residential, Inc.                                    California                    86-0596757
D.R. Horton, Inc. - Birmingham                                   Alabama                       62-1666398
D.R. Horton, Inc. - Chicago                                      Delaware                      75-2795240
D.R. Horton, Inc. - Denver                                       Delaware                      75-2666727
D.R. Horton, Inc. - Greensboro                                   Delaware                      75-2599897
D.R. Horton, Inc. - Louisville                                   Delaware                      75-2636512
D.R. Horton, Inc. - Minnesota                                    Delaware                      75-2527442
D.R. Horton, Inc. - New Jersey                                   Delaware                      75-2665362
D.R. Horton, Inc. - Portland                                     Delaware                      75-2763765
D.R. Horton, Inc. - Sacramento                                   California                    75-2569592
D.R. Horton, Inc. - San Diego                                    Delaware                      75-2460269
D.R. Horton - Texas, Ltd.                                        Texas                         75-2491320
D.R. Horton, Inc. - Torrey                                       Delaware                      75-2689997
D.R. Horton Los Angeles Holding Company, Inc.                    California                    75-2589298
D.R. Horton Management Company, Ltd.                             Texas                         75-2436079
D.R. Horton San Diego Holding Company, Inc.                      California                    75-2589293
DRH Cambridge Homes, LLC                                         Delaware                      75-2797879
DRH Cambridge Homes, Inc.                                        California                    75-2589359
DRH Capital Trust I                                              Delaware                      75-6598130
DRH Capital Trust II                                             Delaware                      75-6598131
DRH Capital Trust III                                            Delaware                      75-6598132
DRH Construction, Inc.                                           Delaware                      75-2633738
DRH Regrem I, Inc.                                               Delaware                      75-2926868
DRH Regrem II, Inc.                                              Delaware                      75-2926869
DRH Regrem III, Inc.                                             Delaware                      75-2926870
DRH Regrem IV, Inc.                                              Delaware                      75-2926871
DRH Regrem V, Inc.                                               Delaware                      75-2926872
DRH Regrem VI, LP                                                Texas                         75-2926873
DRH Regrem VII, LP                                               Texas                         75-2926874
DRH Regrem VIII, LLC                                             Delaware                      75-2926876
DRH Southwest Construction, Inc.                                 California                    75-2589289
DRH Title Company of Colorado, Inc.                              Colorado                      75-2695520
DRH Tucson Construction, Inc.                                    Delaware                      75-2709796
DRHI, Inc.                                                       Delaware                      75-2433464
KDB Homes, Inc.                                                  Delaware                      86-0565376
Meadows I, Ltd.                                                  Delaware                      75-2436082
Meadows II, Ltd.                                                 Delaware                      51-0342206
Meadows VIII, Ltd.                                               Delaware                      75-2824511

Meadows IX, Inc.                                                 New Jersey                    75-2684821
Meadows X, Inc.                                                  New Jersey                    75-2684823
SGS Communities at Grande Quay, LLC                              New Jersey                    22-3481784

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.



                  Subject to Completion, dated April 18, 2001

PROSPECTUS

                               D.R. Horton, Inc.

                                Debt Securities,
                      Preferred Stock, Depositary Shares,
                            Common Stock, Warrants,
               Stock Purchase Contracts and Stock Purchase Units

               Trust Preferred Securities of DRH Capital Trust I,
                 DRH Capital Trust II and DRH Capital Trust III and Related Subordinated Trust Debt Securities
                      and Guarantees of D.R. Horton, Inc.

                           Units of These Securities

                                  $750,000,000

                                  ------------



We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol
"DHI."

                                  ------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              This prospectus is dated ______________  _____, 2001

                               TABLE OF CONTENTS

Forward-looking Statements........................................................   2
The Company.......................................................................   3
The Trusts........................................................................   3
Securities We May Offer...........................................................   5
Use of Proceeds...................................................................   6
Ratio of Earnings to Fixed Charges................................................   6
Description of Debt Securities....................................................   6
Description of Common Stock, Preferred Stock and Depositary Shares................  11
Description of Warrants...........................................................  15
Description of Stock Purchase Contracts and Stock Purchase Units..................  16
Description of Units..............................................................  17
Description of Trust Preferred Securities and Subordinated Trust Debt Securities..  17
Plan of Distribution..............................................................  30
Legal Matters.....................................................................  31
Experts...........................................................................  31
Where You Can Find More Information...............................................  31
Incorporation of Certain Documents by Reference...................................  32

                           FORWARD-LOOKING STATEMENTS

   The statements contained in this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

   .    changes in general economic, real estate and business conditions;
   .    changes in interest rates and the availability of mortgage financing;
   .    governmental regulations and environmental matters;
   .    our substantial leverage;
   .    competitive conditions within our industry;
   .    the availability of capital; and
   .    our ability to effect our growth strategies successfully.

   We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in additional documents incorporated into this prospectus by reference should be consulted.

                                  THE COMPANY

   We are a national homebuilder. We construct and sell single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. We offer high quality homes, designed principally for first-time and move-up home buyers. Our homes generally range in size from 1,000 to 5,000 square feet and range in price from $60,000 to $800,000. For the year ended September 30, 2000, we closed 19,144 homes with an average sales price approximating $182,600. For the three months ended December 31, 2000, we closed 4,290 homes with an average sales price approximating $199,600.

   We are one of the largest and most geographically diversified homebuilders in the United States, with operating divisions in 23 states and 39 markets as of December 31, 2000. The markets we operate in are: Albuquerque, Atlanta, Austin, Birmingham, Charleston, Charlotte, Chicago, Cincinnati, Columbia, Dallas/Fort Worth, Denver, Greensboro, Greenville, Hilton Head, Houston, Jacksonville, Killeen, Las Vegas, Los Angeles, Louisville, Minneapolis/St. Paul, Myrtle Beach, Nashville, New Jersey, Newport News, Orlando, Phoenix, Portland, Raleigh/Durham, Richmond, Sacramento, Salt Lake City, San Antonio, San Diego, St. Louis, South Florida, Tucson, suburban Washington, D.C. and Wilmington.

   We build homes under the following names: D.R. Horton, Arappco, Cambridge, Continental, Dobson, Mareli, Milburn, Regency, SGS, Torrey and Trimark.

   Donald R. Horton began our homebuilding business in 1978. In 1991 we were incorporated in Delaware to acquire the assets and businesses of our predecessor companies which were residential home construction and development companies owned or controlled by Mr. Horton. Since July 1993, we have acquired 15 other homebuilding companies.

   Our principal executive offices are at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, our telephone number is (817) 856-8200, and our Internet website address is www.drhorton.com. Information on our Internet website is not
                   ----------------
part of this prospectus.


                                 THE TRUSTS

   We created three Delaware business trusts pursuant to three trust agreements executed by us as sponsor for each trust, appointed trustees for each trust and filed a certificate of trust for each trust with the Delaware Secretary of State. The trusts are named DRH Capital Trust I, DRH Capital Trust II and DRH Capital Trust III. The trust agreement of each trust will be amended and restated prior to the issuance and sale by such trust of its trust securities, which consist of trust preferred securities and trust common securities. The original trust agreement is, and the form of the amended and restated trust agreement will be, filed as an exhibit to the registration statement of which this prospectus forms a part. The trust agreement for each trust states the terms and conditions for each trust to issue and sell its trust securities.

     Each trust will exist solely to:

        .   issue and sell its trust securities;

        . use the proceeds from the sale of its trust securities to purchase and hold a series of our subordinated trust debt securities;

        . maintain its status as a grantor trust for federal income tax purposes; and

        . engage in other activities that are necessary or incidental to these purposes.

   We will purchase all of the trust common securities of each trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under a trust agreement occurs, cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

   We will guarantee the trust preferred securities as described later in this prospectus.

   Trustees appointed by us, as holder of the trust common securities, will conduct each trust's business and affairs. Trust agreements will govern the duties and obligations of the trustees. Pursuant to each trust agreement, the number of trustees will initially be four, with three different functions. Two of the trustees, who are administrative trustees, will be persons who are our employees or officers or are otherwise affiliated with us. The third trustee, which is the Delaware trustee, will be an individual resident of the State of Delaware or a corporation which maintains a principal place of business in the State of Delaware. The Delaware trustee will serve the sole purpose of complying with certain Delaware laws. The fourth trustee will be a bank or trust company unaffiliated with us and will serve as property trustee under each trust agreement and as indenture trustee for purposes of the Trust Indenture Act of 1939. Initially, an employee of CT Corporation System will act as the Delaware trustee and American Stock Transfer & Trust Company as the property trustee. The property trustee will also act as indenture trustee under the indenture and guarantee trustee under the trust guarantee as described later in this section. We, as the holder of all the trust common securities, will have the right to appoint, remove or replace any trustee and to increase or decrease the number of trustees, provided that the number of trustees will be at least three, two of which will be the administrative trustees and one of which will be the Delaware trustee.

   The property trustee will hold title to our subordinated trust debt securities held by the trust for the benefit of the holders of the trust securities, and will have the power to exercise all rights, powers and privileges as the holder of the subordinated trust debt securities under the indenture pursuant to which the subordinated trust debt securities will be issued. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated trust debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the account. The guarantee trustee will hold the guarantee by us of the trust securities for the benefit of the holders of the trust preferred securities.

   We will pay all fees and expenses related to each trust and each offering of the related trust preferred securities and will pay all ongoing costs and expenses of each trust, except such trust's obligations under the related trust securities.

   The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in each trust's trust agreement and the Delaware Business Trust Act and the Trust Indenture Act. The principal place of business of each trust is c/o D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006. The telephone number is 817-856-8200.

                            SECURITIES WE MAY OFFER

Types of Securities

   The types of securities that we may offer and sell from time to time by this prospectus are:

        . debt securities, which we may issue in one or more series and which may include guarantees of the debt securities by most of our subsidiaries,

        .   preferred stock, which we may issue in one or more series,

        .   depositary shares,

        .   common stock,

        . warrants entitling the holders to purchase common stock, preferred stock or debt securities,

        .   stock purchase contracts or

        .   stock purchase units.

   In addition, from time to time by this prospectus, one or more of the trusts may offer and sell trust preferred securities, which will include our trust guarantees. The trusts will hold our subordinated trust debt securities, which may be distributed to holders of trust securities under specified circumstances.

   We may also offer and sell units of the above securities, which may or may not include trust preferred securities issued by one or more of the trusts.

   The aggregate initial offering price of all securities sold will not exceed $750,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.


Additional Information

   We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

        .   The type and amount of securities which we propose to sell;

        .   The initial public offering price of the securities;

        . The names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

        .   The compensation, if any, of those underwriters, agents or dealers;

        . Information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

        . United States federal income tax considerations applicable to the securities; and

        . Any other material information about the offering and sale of the securities.

                                USE OF PROCEEDS

   Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including acquisition, development and construction of new residential properties, acquisition of companies in homebuilding and related businesses, and repayment of existing indebtedness.


                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the five years ended September 30, 2000 and the three months ended December 31, 2000 and 1999:


                                                                    Three months ended
                           Year ended September 30,                    December 31,
               ----------------------------------------------   ---------------------------
                  1996     1997     1998     1999     2000             1999     2000
                  ----     ----     ----     ----     ----             ----     ----
Ratio............ 3.15     2.88     3.13     4.10     3.52             3.62     3.16
                  ====     ====     ====     ====     ====             ====     ====

   For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income before income tax and the cumulative effect of a change in accounting principle, interest amortized to cost of sales, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. To date, we have not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.

                        DESCRIPTION OF DEBT SECURITIES

   We may issue debt securities under one or more indentures entered into or to be entered into between us, most of our subsidiaries if they guarantee the debt securities, and American Stock Transfer & Trust Company, New York, New York, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The indentures are governed by the Trust Indenture Act.

   The following is a summary of the indentures. It does not restate the indentures entirely. We urge you to read the indentures. We are filing the indentures as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under "Incorporation of Certain Documents By Reference." References below to an "indenture" are references to the applicable indenture under which a particular series of debt securities is issued.


Terms of the Debt Securities

   Our debt securities will be unsecured obligations of D.R. Horton, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

     . the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

     . the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities;

     . the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

     . the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will acc rue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

     . the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

     . the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

     . any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

     . the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

     . any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

     . the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

     . the terms, if any, upon which debt securities may be subordinated to our other indebtedness;

     . any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture; and

     . any other material terms of the debt securities, which may be different than the terms set forth in this prospectus.

   Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of any such guarantee.

   The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject.

Events of Default and Remedies

   Unless otherwise described in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

     . our default in payment of the principal of or premium, if any, on any of the debt securities of such series;

     . default for 30 days in payment of any installment of interest on any debt security of such series beyond any applicable grace period;

     . default by us or any guarantor subsidiary for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to such series; and

     . bankruptcy, insolvency or reorganization of our company or our significant guarantor subsidiaries.

   The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

   The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by written notice to the trustee and to us may waive any event of default with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

   The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

   The indenture will permit us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

     . depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity, and

     . complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

   In addition, the indenture will permit us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

     . depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity, and

     . complying with other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the indenture.

Transfer and Exchange

   A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

   Without the consent of any holder, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of debt securities to:

     .  cure any ambiguity, defect or inconsistency;

     .  create a series and establish its terms;

     . provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     . make any change that does not adversely affect the legal rights of any holder; or

     . delete a guarantor subsidiary which, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities.

   With the exceptions discussed below, we and the trustee may amend or supplement the indenture, the debt securities or the guarantees of a particular series with the consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

   Without the consent of each holder affected, we and the trustee may not:

     . reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver,

     .  reduce the rate of or change the time for payment of interest,

     . reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities,

     . make any debt security payable at a place or in money other than that stated in the debt security,

     .  modify the ranking or priority of the debt securities or any guarantee,

     . release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture, or

     . waive a continuing default in the payment of principal of or interest on the debt securities.

   The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the indenture.

Concerning the Trustee

   In the ordinary course of its business, American Stock Transfer and Trust Company, the trustee, provides, and may continue to provide, service to us as transfer agent for our common stock and trustee under indentures relating to our 8-3/8% Senior Notes due 2004, 10-1/2% Senior Notes due 2005, 8% Senior Notes due 2009, 9.75% Senior Subordinated Notes due 2010 and 9.375% Senior Subordinated Notes due 2011. The indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

   The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person's own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

   The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of the debt securities.

      DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

   Our authorized capital stock is 200,000,000 shares of common stock, $.01 par value, and 30,000,000 shares of preferred stock, $.10 par value. At April 16, 2001, 75,522,011 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

   Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

   Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

   The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York, which currently serves as trustee for 8-3/8% Senior Notes due 2004, 10-1/2% Senior Notes due 2005, 8% Senior Notes due 2009, 9.75% Senior Subordinated Notes due 2010 and 9.375% Senior Subordinated Notes due 2011 and may also serve as trustee under other indentures for debt securities offered by this prospectus.

   The following provisions in our charter or bylaws may make a takeover of our company more difficult:

     . an article in our charter prohibiting stockholder action by written consent;

     . an article in our charter requiring the affirmative vote of the holders of two-thirds of the outstanding shares of common stock to remove a director;

     . a bylaw limiting the persons who may call special meetings of stockholders to our board of directors or a committee authorized to call a meeting by the board or the bylaws; and

     . bylaws providing time limitations for nominations for election to the board of directors or for proposing matters which can be acted upon at stockholders' meetings.

   These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

   As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" from engaging in a "business combination" with us for three years following the date that person became an interested stockholder, unless:

     . before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

     . upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

     . on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

A "interested stockholder" is generally a person owning 15% or more of our outstanding voting stock. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

   We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

     .  the title of the series of preferred stock;

     . any limit upon the number of shares of the series of preferred stock which may be issued;

     . the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

     . the date or dates on which we will be required or permitted to redeem the preferred stock;

     . the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

     .  the voting rights, if any, of the holders of the preferred stock;

     . the dividends, if any, which will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

     . the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

     . any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

     .  any other material terms of the preferred stock.

   Holders of shares of preferred stock will not have preemptive rights.

Depositary Shares

     General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

     Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

     Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

     Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                            DESCRIPTION OF WARRANTS

   We may issue warrants for the purchase of debt securities, preferred stock, common stock, or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

   We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

     . in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

     . in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase such number of shares of preferred stock of such series upon such exercise;

     . in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase such number of shares of common stock upon such exercise;

     . in the case of warrants to purchase units of two or more securities, the type, number, and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase the units upon such exercise;

     .  the period during which you may exercise the warrants;

     . any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

     . the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

     .  any other material terms of the warrants.

   Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

   Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

     . in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     . in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                  DESCRIPTION OF STOCK PURCHASE CONTRACTS AND

                              STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately, or as part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contract, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, units will consist of one or more stock purchase contracts, warrants, debt securities, debt securities guarantees, trust preferred securities, guarantees of trust preferred securities, preferred stock, common stock, or any combination thereof. You should refer to the applicable prospectus supplement for:

     . all terms of the units and of the stock purchase contracts, warrants, debt securities, debt securities guarantees, trust preferred securities, guarantees of trust preferred securities, shares of preferred stock or shares of common stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

     .  a description of the terms of any unit agreement governing the units;
        and

     . a description of the provisions for the payment, settlement, transfer or exchange of the units.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

Description of Trust Securities

     Each trust may issue only one series of trust preferred securities having terms described in its related prospectus supplement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities. The property trustee will act as indenture trustee for purposes of the Trust Indenture Act.

     We will set forth the terms of the trust preferred securities, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions, in the trust agreement. In addition, the Trust Indenture Act automatically makes some terms a part of the trust agreement. The terms of the trust preferred securities will correspond to the terms of the subordinated trust debt securities held by the trust and described in the related prospectus supplement.

     The prospectus supplement relating to the trust preferred securities of a trust will include the specific terms of the series of trust preferred securities being issued, including:

     .  the distinctive designation of the trust preferred securities;

     .  the number of trust preferred securities issuable by the trust;

     . the annual distribution rate, or method of determining such rate, for trust preferred securities and the date or dates upon which such distributions will be payable and the record date or dates for the payment of such distributions;

     . whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

     . the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     . the obligation or right, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

     . the voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, or of trust preferred securities issued by other trusts, or both, as a condition to specified action or amendments to the trust agreement;

     .  the terms for any conversion or exchange into other securities;

     . the terms and conditions, if any, upon which the subordinated trust debt securities owned by the trust may be distributed to holders of trust preferred securities;

     . if applicable, any securities exchange upon which the trust preferred securities will be listed; and

     . any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the trust agreement or with applicable law.

     We will guarantee distributions on trust preferred securities to the extent set forth below under "Description of the Trust Guarantee." We will describe material United States federal income tax considerations applicable to trust preferred securities in a prospectus supplement relating to the trust preferred securities.

     Each trust will issue a series of trust common securities in connection with the issuance of trust preferred securities. Except for voting rights, the terms of trust common securities will be substantially identical to the terms of trust preferred securities. Trust common securities will rank equally with trust preferred securities except that, upon an event of default under the trust agreement, the rights of holders of trust common securities to payments will be subordinated to the rights of holders of trust preferred securities. The trust common securities will also carry the right to vote to appoint, remove or replace any trustee of the trust. We will own all of the trust common securities.

     Enforcement of Certain Rights by Holders of Trust Preferred Securities

     If an event of default as defined in the applicable trust agreement occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated trust debt securities against us. In addition, so long as their directions do not conflict with any rule of law or with such trust agreement, and could not involve such property trustee in personal liability in circumstances where reasonable indemnity would not be adequate, the holders of a majority in aggregate liquidation amount of trust preferred securities of such trust may direct the property trustee as to:

     . the time, method and place of conducting any proceeding for any remedy available to such property trustee;

     . the exercise of any trust or power conferred upon such property trustee under such trust agreement; and

     . the exercise of the remedies available to the property trustee as a holder of subordinated trust debt securities.

     If such property trustee fails to enforce its rights under the subordinated trust debt securities held by such trust, a holder of trust preferred securities of such trust may, to the extent permitted by law, institute a legal proceeding directly against us to enforce such property trustee's rights under such trust agreement. In such case, the holder would not be required to institute a legal proceeding against the property trustee, the trust or any other person. In no event will such holder be permitted or authorized to affect, disturb or prejudice the rights of any other holder or to obtain or to seek to obtain priority or preference over any other holder or to enforce any right under such trust agreement, except in the manner described in the trust agreement and for the equal and ratable benefit of all such holders. Notwithstanding the foregoing, a holder of trust preferred securities of such trust may institute a proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the subordinated trust debt securities held by such trust having a principal amount equal to the aggregate stated liquidation amount of such trust preferred securities held by such holder, on or after the due dates specified or provided for in such subordinated trust debt securities. In such case, the holder would not be required to institute a legal proceeding against the property trustee, the trust or any other person. In connection with such proceeding, we will be subrogated to the rights of such holder under the trust agreement to the extent of any payment made by us to such holder.

Description of Trust Guarantees

     The following is a summary of information concerning the guarantees of the trust preferred securities of each trust, which we refer to as the trust guarantees. We will execute each trust guarantee for the benefit of holders of trust preferred securities. We will qualify each trust guarantee as an indenture under the Trust Indenture Act. We will identify the indenture trustee for purposes of the Trust Indenture Act in a prospectus supplement with respect to the trust preferred securities.

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified by its entirety by reference to, the form of trust guarantee, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. The trust guarantee will be held by the property trustee for the benefit of holders of trust preferred securities.

     General

     To the extent set forth in the trust guarantee, we will agree to pay in full the guarantee payments, described below, without duplication of amounts theretofore paid by or on behalf of the trust, as and when due regardless of any defense, right of set off or counter-claim which we may have. With respect to trust preferred securities issued by a trust, we will pay in full the following payments or distributions as guarantee payments to the extent the trust fails to pay or make such guarantee payments:

     . any accrued and unpaid distributions on trust preferred securities, to the extent such trust has funds legally and immediately available therefor;

     . the redemption price, to the extent such trust has funds legally and immediately available therefor with respect to trust preferred securities called for redemption; and

     . upon voluntary or involuntary dissolution, winding up or termination of such trust, other than in connection with the distribution of subordinated trust debt securities to holders of trust preferred securities or the redemption of all trust preferred securities, the lesser of:

            o the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds legally and immediately available therefor, and

            o the amount of assets of the trust remaining available for distribution to holders of trust preferred securities in liquidation of the trust.

     We will determine the redemption price and liquidation amount at the time the trust preferred securities are issued. We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of such trust preferred securities or by causing the trust to pay such amounts to such holders.

     Each trust guarantee will not apply to any payment or distribution except to the extent the applicable trust has funds legally available for such payment or distribution. If we do not make interest payments on the subordinated trust debt securities purchased by a trust, such trust will not pay distributions on such trust preferred securities issued by such trust and will not have funds legally available. The trust guarantee, when taken together with our obligations under the subordinated trust debt securities, the applicable indenture and the trust agreement, including our obligation to pay costs, expenses, debt, and liabilities of such trust, other than with respect to the trust securities, will be a full and unconditional guarantee, on a subordinated basis, by us of payments due on the trust preferred securities from the time of issuance.

     Amendment of Trust Guarantee; Assignment

     Except for changes which do not materially adversely affect the rights of holders of trust preferred securities, each trust guarantee may be amended only with the approval of a majority in liquidation amount of trust preferred securities issued by the applicable trust. The manner of obtaining any such approval will be as set forth in the applicable trust agreement. The trust guarantee will bind the successors, assigns, receivers, trustees and representatives of us and continue to benefit the trust guarantee trustee and holders of trust preferred securities. Except in connection with a consolidation, merger, conveyance, transfer or lease involving us, permitted under the applicable indenture, we may not assign our rights or delegate our obligations under the trust guarantee.

     Termination of the Trust Guarantee

     Each trust guarantee will terminate as to the trust preferred securities issued by the applicable trust:

     . upon full payment of the redemption price of all trust preferred securities of such trust,

     . upon distribution of subordinated trust debt securities held by such trust to the holders of and in exchange for trust preferred securities, or

     . upon full payment of amounts payable in accordance with the trust agreement upon liquidation of such trust.

The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay any sums paid to them under the trust preferred securities or trust guarantee.

     Events of Default

     An event of default under a trust guarantee will occur if we fail to make the payments required by the trust guarantee.

     The holders of a majority in liquidation amount of trust preferred securities relating to such trust guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trust guarantee trustee or to direct the exercise of any trust or power conferred upon such trust guarantee trustee under the trust guarantee. If the trust guarantee trustee fails to enforce such trust guarantee, any holder of record of trust preferred securities relating to such trust preferred guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights, without first instituting any other legal proceeding.

     Status of Trust Guarantee

     The trust guarantee will constitute our unsecured obligation and will rank:

     . subordinate and junior in right of payment to all of our other liabilities, including the subordinated trust debt securities, except those made equal or subordinate by their terms,

     . equal with the most senior preferred stock which may now or hereafter be issued or guaranteed by us; and

     .  senior to our common stock.

     The terms of the trust preferred securities will provide that each holder of trust preferred securities issued by such trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related trust guarantee. Each trust guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under such trust guarantee without instituting a legal proceeding against any other person or entity. Each trust guarantee will be deposited with the applicable trust guarantee trustee to be held for the benefit of the holders of such trust preferred securities. Except as otherwise noted herein, the trust guarantee trustee has the right to enforce the trust guarantee on behalf of the holders of the related trust preferred securities. Except as described under "Termination of the Trust Guarantee" above, the trust guarantee will not be discharged except by payment of the guarantee payments in full without duplication of amounts theretofore paid by the trust.

     Information Concerning Trust Guarantee Trustee

     The trust guarantee trustee, prior to the occurrence of a default with respect to the trust guarantee and after the curing of all such defaults that may have occurred, will undertake to perform only such duties as are specifically set forth in the trust guarantee and, during the continuance of any default, will exercise the same degree of care as a prudent individual would exercise in the conduct of such individual's own affairs. Subject to such provisions, the trust guarantee trustee will be under no obligation to exercise any of the powers vested in it by the trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. However, in any event, the trust guarantee trustee must exercise the rights and powers vested in it by such trust guarantee upon the occurrence of an event of default under such trust guarantee. The trust guarantee trustee also serves as property trustee. In the ordinary course of its business, American Stock Transfer and Trust Company, the trustee, provides, and may continue to provide, service to us as transfer agent for our common stock and trustee under indentures relating to our 8-3/8% Senior Notes due 2004, 10-1/2% Senior Notes due 2005, 8% Senior Notes due 2009, 9.75% Senior Subordinated Notes due 2010 and 9.375% Senior Subordinated Notes due 2011.

     Governing Law

     The trust guarantee will be governed by the laws of the State of New York.

Agreement as to Expenses and Liabilities

     As will be required by the trust agreement, we will enter into an agreement in which we irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the trust. This separate agreement as to expenses and liabilities does not include obligations of the trust to pay to the holders of the related trust securities or other similar interests in the trust the amounts due such holders pursuant to the terms of such trust securities or such other similar interests, as the case may be.

Additional Description of Subordinated Trust Debt Securities Issued to the
Trusts

     Set forth below is a description of the terms of the subordinated trust debt securities which each trust will hold as trust assets. The subordinated trust debt securities may be issued from time to time in one or more series under an indenture between us and American Stock Transfer and Trust Company, as indenture trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable indenture and supplements creating and governing the subordinated trust debt securities, which will be filed as exhibits to the registration statement of which this prospectus forms a part. The terms of the subordinated trust debt securities will include those stated in the indenture and the related supplemental indenture and those made a part of the indenture by reference to the Trust Indenture Act.

     Upon a dissolution of a trust, the property trustee, following satisfaction of liabilities to creditors of the trust in accordance with the provisions of applicable law, may distribute the subordinated trust debt securities held by such trust to the holders of trust securities in liquidation of such trust.

     If the property trustee distributes any subordinated trust debt securities to holders of trust preferred securities, we will use our best efforts to have such subordinated trust debt securities traded on the same stock exchange, if any, as the related trust preferred securities are traded.

     General

     Subordinated trust debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities, plus our investment in trust common securities.

     The entire principal amount of the subordinated trust debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, including additional interest, if any, on the date set forth in the applicable prospectus supplement.

     If subordinated trust debt securities held by a trust are distributed to holders of trust preferred securities of such trust in liquidation of such holders' interests in such trust, such subordinated trust debt securities will initially be issued as a global security. Under certain limited circumstances, subordinated trust debt securities may be issued in certificated form in exchange for a global security. In the event subordinated trust debt securities are issued in certificated form, such subordinated trust debt securities will be in denominations as specified in the applicable prospectus supplement and integral multiples thereof and may be transferred or exchanged at the offices described therein. We will make payments on subordinated trust debt securities issued as a global security to the depositary for the subordinated trust debt securities. In the event subordinated trust debt securities are issued in certificated form, principal and interest will be payable, the transfer of the subordinated trust debt securities will be registrable and subordinated trust debt securities will be exchangeable for subordinated trust debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. In such an event, however, at our option, we may pay interest by check mailed to the address of the persons entitled thereto.

     Certain Covenants

     If there has occurred any event that would constitute an indenture event of default or we are in default with respect to our payment of any obligations under the trust guarantee, then:

     . we may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock other than:

            o purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plans or any other contractual obligation of ours, other than a contractual obligation ranking junior to the subordinated trust debt securities,

            o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or

            o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

     . we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by us which rank junior to the subordinated trust debt securities, and

     . we may not make any guarantee payments with respect to the foregoing (other than pursuant to the trust guarantee).

     We will covenant, as long as trust preferred securities of a trust remain outstanding:

     .  to maintain 100% ownership of trust common securities of such trust,

     . not to cause such trust to terminate, except in connection with a distribution of subordinated trust debt securities, and

     .  to use our reasonable efforts to cause such trust:

            o to remain a statutory business trust, except in connection with the distribution of subordinated trust debt securities held by such trust to the holders of trust securities in liquidation of such trust, the redemption of all trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement, and

            o to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

     Optional Redemption

     We will have the right to redeem the subordinated trust debt securities, in whole or in part, from time to time, without premium or penalty, on or after the date set forth in the applicable prospectus supplement, upon not less than 30 or more than 60 days' notice, at a redemption price equal to a premium on the principal amount to be redeemed plus any accrued and unpaid interest, including additional interest, if any, to the redemption date, as specified in the applicable prospectus supplement. If a partial redemption of the trust preferred securities resulting from a partial redemption of the subordinated trust debt securities held by a trust would result in the delisting of the trust preferred securities of such trust, we may only redeem such subordinated trust debt securities held by such trust in whole. In addition, if a change in tax or securities laws occurs that adversely affects specified tax or securities characteristics of the trust, upon not less than 30 or more than 60 days notice, within 90 days after the occurrence of such event and subject to the terms and conditions of the subordinated indenture, we may redeem such subordinated trust debt securities, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest, including additional interest, if any, to the redemption date. In the event of redemption of such subordinated trust debt securities in part only, we will issue new subordinated trust debt securities for the unredeemed portion in the name or names of the holders who surrender their unredeemed subordinated trust debt securities.

     Interest

     Each subordinated trust debt security will bear interest at the rate set forth in the applicable prospectus supplement from the original date of issuance, payable quarterly in arrears on the interest payment dates which will be specified in the prospectus supplement, to the person in whose name such subordinated trust debt security is registered, subject to specified exceptions, on the record date specified in the applicable prospectus supplement.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the subordinated debt securities is not a business day, then we will pay the interest payable on such date on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay, except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

     Option To Extend Interest Payment Period

     Except to the extent set forth in the applicable prospectus supplement, we will have the right at any time to defer payments of interest on subordinated trust debt securities by extending the interest payment period for up to 20 consecutive quarters. At the end of such an extension period, we will pay all interest then accrued and unpaid, including any additional interest, together with interest thereon at the rate specified and to the extent permitted by applicable law. We will covenant in the applicable indenture for the benefit of the holders of a series of subordinated trust debt securities, that, subject to the next succeeding sentence:

     . we will not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, and

     . we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the trust guarantee) issued by us which rank junior to the applicable series of subordinated trust debt securities:

            o if at such time we will have given notice of our election to extend an interest payment period for a series of subordinated trust debt securities and such extension shall be continuing, or

            o if at such time an event of default with respect to a series of subordinated trust debt securities will have occurred and be continuing.

The preceding sentence, however, shall not restrict:

     . any of the actions described in the preceding sentence resulting from any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

     . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase and dividend reinvestment plan,

     .  dividends or distributions in our capital stock, or

     . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     Prior to the termination of any such extension period for a series of subordinated trust debt securities, we may further defer payments of interest on such subordinated trust debt securities, by extending the interest payment period, provided that such extension period together with all such previous and further extensions thereof for such series of subordinated trust debt securities may not exceed 20 consecutive quarters or extend beyond the maturity of such series of subordinated trust debt securities.

     Upon the termination of any extension period for a series of subordinated trust debt securities, and the payment of all accrued and unpaid interest on the subordinated trust debt securities then due, we may select a new extension period for such series of subordinated trust debt securities, as if no extension period had previously been declared, subject to the above requirements. We will not be required to pay interest on a series of subordinated trust debt securities during an extension period until the end thereof.

     If the property trustee is the sole holder of the subordinated trust debt securities, we will give the administrative trustees and the property trustee notice of our selection of such extension period for such series of subordinated trust debt securities one business day prior to the earlier of (1) the next succeeding date on which distributions on the related trust preferred securities are payable or (2) the date a trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such trust preferred securities on the record date or the date such distribution is payable, but in any event not less than one business day prior to such record date. The administrative trustees shall give notice of our selection of such extension period to the holders of such trust preferred securities. If the property trustee is not the sole holder of a series of subordinated trust debt securities, we will give the holders of such subordinated trust debt securities notice of our selection of such extension period ten business days prior to the earlier of (1) the interest payment date or (2) the date we are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such subordinated trust debt securities, but in any event at least two business days before such record date.

     We have no present intention to defer interest payments.

     Additional Interest

     If a trust is required to pay any taxes, duties, assessments or other governmental charges, other than withholding taxes, imposed by the United States, or any other taxing authority, we will pay as additional interest such additional amounts as shall be required so that the net amounts received and retained by a trust after paying any such charges will be equal to the amount such trust would have received had no such charge been imposed.

     Events of Default Under Applicable Indenture


   We will define an event of default with respect to any series of subordinated trust debt securities in the indenture or applicable supplemental indenture. An event of default may include:

     . our default in payment of the principal of or premium, if any, on any of the subordinated trust debt securities of such series;

     . default for 30 days in payment of any installment of interest, including additional interest, on any subordinated trust debt security of such series beyond a valid extension;

     . default by us for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to such series; and

     . voluntary or involuntary dissolution, winding up, termination, bankruptcy, insolvency or reorganization of a trust, except in connection with:

            o the distribution of subordinated trust debt securities to holders of trust securities in liquidation of a trust,

            o the redemption of all outstanding trust securities of such trust, or

            o  mergers or consolidations permitted by the trust agreement.

     The holders of not less than a majority in aggregate principal amount of subordinated trust debt securities may waive any past default, except (1) a default in payment of principal, premium, interest or additional interest, unless such default has been cured and a sum sufficient to pay all installments due otherwise than by acceleration has been deposited with the subordinated debt security trustee, or (2) a default in a covenant or provision which under the applicable indenture may not be modified or amended without the consent of each holder of a subordinated trust debt security. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of subordinated debt securities.

     Payment and Paying Agents

     Payment of principal and premium, if any, on subordinated trust debt securities will be made only if the holder of subordinated trust debt securities surrenders them to the paying agent of the subordinated trust debt securities.

     Principal of and any premium and interest, if any, on subordinated trust debt securities will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time pursuant to the subordinated trust debt security indenture.
Payment of interest on the subordinated trust debt securities on any interest payment date will be made to the person in whose name the subordinated trust debt security is registered at the close of business on the regular record date for such interest payment.

     The indenture trustee will act as paying agent with respect to the subordinated trust debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent at the place of payment.

     Consolidation, Merger and Sale

     The applicable indenture will provide that we will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity provided that:

     . either we shall be the continuing entity, or the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume our obligations under the trust guarantee and the payment of the principal of, and premium, if any, and interest on all of the subordinated trust debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

     . immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture or the trust guarantee, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

     . an officer's certificate and legal opinion covering such conditions shall be delivered to the indenture trustee.

     The indenture will not otherwise contain any covenant which restricts our ability to merge or consolidate with or into any other person, sell or convey all or substantially all of our assets to any person or otherwise engage in restructuring transactions.

     Information Concerning Indenture Trustee for the Subordinated Trust Debt Securities

     The indenture trustee for the subordinated debt securities, prior to default and after the curing of all defaults, if any, will undertake to perform only such duties as will be specifically set forth in the applicable indenture and, after a default that has not been cured or waived, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the indenture trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated trust debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing will not relieve the indenture trustee, upon the occurrence of an indenture event of default, from exercising the rights and powers vested in it by the indenture. The indenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Miscellaneous

     We will have the right at all times to assign any of our rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of ours. However, in the event of any such assignment, we will remain liable for all of such obligations under the indenture. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture will provide that it may not otherwise be assigned by the parties thereto.

Effect of Obligations under Subordinated Trust Debt Securities and Trust Preferred Securities Guarantee

     As long as payments are made when due on subordinated trust debt securities, the trust will have sufficient funds to be able to make all appropriate payments on trust securities. This is primarily because:

     . the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

     . the interest rate and interest and other payment dates on the subordinated trust debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

     .  we will pay for all costs and expenses of each trust; and

     . the trust agreement will provide that the trustees may not cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

     We will guarantee payments of distributions and other payments due on the trust preferred securities, to the extent funds are available therefor and to the extent set forth under "Description of the Trust Guarantees." If we do not make interest payments on subordinated trust debt securities, it is expected that the trust will not have sufficient funds to pay distributions on its trust preferred securities. The trust guarantee is a full and unconditional guarantee, but does not apply to any payment unless the trust has sufficient funds for such payment.

     If we fail to make payments on subordinated trust debt securities when due, taking into account any extension period, the trust agreement will provide a mechanism whereby holders of trust preferred securities may direct the property trustee to enforce its rights, including proceeding directly against us. If the property trustee fails to enforce its rights, a holder of trust preferred securities may sue us directly to enforce those rights, without first instituting legal proceedings against the trust, the property trustee or any other person or entity.

     If we fail to make payments under the trust guarantee, the trust guarantee provides a mechanism whereby the holders of trust preferred securities may direct the trust guarantee trustee to enforce its rights. If the trust guarantee trustee fails to enforce its rights, any holder of trust preferred securities may institute a legal proceeding against us directly to enforce those rights without first instituting legal proceedings against the trust, the trust guarantee trustee or any other person or entity.

     Pursuant to an agreement as to expenses and liabilities to be entered into by us under the trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the trust other than obligations of the trust to pay to the holders of the related trust securities or other similar interests in the trust the amounts due such holders pursuant to the terms of such trust securities or such other similar interests, as the case may be.

     The above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on trust preferred securities to the extent of funds available to the trust.


                              PLAN OF DISTRIBUTION

   Any of the securities being offered by this prospectus may be sold:

     .  through agents,

     .  to or through underwriters,

     .  through dealers,

     . directly by us to purchasers, through a specific bidding, auction or other process; or

     .  through a combination of any such methods of sale.

   The distribution of securities may be effected from time to time in one or more transactions at a fixed price, or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

   If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.


   If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

   We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the

Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if utilized.

   Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

   Gibson, Dunn & Crutcher LLP, Dallas, Texas, has rendered an opinion with respect to the validity of the securities being offered by this prospectus, other than with respect to trust preferred securities. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part. Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, has rendered an opinion with respect to the validity of the trust preferred securities being offered by this prospectus. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

                                    EXPERTS

   The consolidated financial statements of D.R. Horton, Inc., appearing in D.R. Horton, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   D.R. Horton, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Commission:

Judiciary Plaza, Room 10024           Seven World Trade Center,         Citicorp Center
450 Fifth Street, N.W. Street         Suite 1300                        500 West Madison Street
Washington, D.C.  20549               New York, New York  10048         Suite 1400
                                                                        Chicago, Illinois  60661

   You can also obtain copies of this information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.

   The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is www.sec.gov.

   You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We, the trusts, and our guarantor subsidiaries have filed jointly with the Commission a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, the trusts, our guarantor subsidiaries and the securities offered. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

   This prospectus includes by reference the documents listed below that we have previously filed with the Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILING                                     PERIOD
==============================================================================

Annual Report on Form 10-K                 Year ended September 30, 2000
Quarterly Report on Form 10-Q              Quarter ended December 31, 2000

Current Report on Form 8-K                 April 18, 2001

Pages two through four under the caption "Election of Directors," pages twelve through thirteen under the caption "Beneficial Ownership of Common Stock," pages fourteen through sixteen under the captions "Executive Compensation" through "Compensation Committee Interlocks and Insider Participation," and page twenty-one under the caption "Section 16(a) Beneficial Ownership Reporting Compliance", contained in our Proxy Statement dated December 13, 2000, relating to our 2001 annual meeting of stockholders and incorporated into our Annual Report on Form 10-K.

   We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than filings under Item 9), as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Assistant to Corporate Counsel
                               D.R. Horton, Inc.
                            1901 Ascension Boulevard
                                   Suite 100
                            Arlington, Texas  76006
                           (817) 856-8200, ext. 1046

   We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

--------------------------------------------------------------------------------






                           -------------------------



                               D.R. HORTON, INC.

                               Debt Securities,
                      Preferred Stock, Depositary Shares,
                            Common Stock, Warrants,
               Stock Purchase Contracts and Stock Purchase Units

                         Trust Preferred Securities of
                             DRH Capital Trust I,
                           DRH Capital Trust II and
                           DRH Capital Trust III and
                Related Subordinated Trust Debt Securities and
                        Guarantees of D.R. Horton, Inc.

                           Units of These Securities


                                $750,000,000

                                  PROSPECTUS


                                        , 2001



                           -------------------------






--------------------------------------------------------------------------------
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Securities and Exchange Commission registration fee.................. $  187,500
Blue Sky fees and expenses...........................................      1,000
Printing and engraving fees and expenses.............................    260,000
Trustees' fees and expenses..........................................      1,000
Rating agency fees...................................................    600,000
Accountants' fees and expenses.......................................    210,000
Legal fees and expenses..............................................    200,000
Miscellaneous........................................................    225,000
                                                                      ----------
     Total........................................................... $1,684,500

   * All fees and expenses will be paid by the Company. All fees and expenses other than the Securities and Exchange Commission filing fees are estimated.

Item 15.  Indemnification of Directors and Officers.

     The registrant's certificate of incorporation provides that the registrant shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of the registrant, or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of the registrant as an employee or agent of the registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the registrant, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. The registrant has entered into an indemnification agreement with each of its directors and executive officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

     Any underwriting agreement, which will be filed as Exhibit 1.1 hereto, will provide that the underwriters named therein will indemnify and hold harmless the registrant and each director, officer or controlling person of the registrant from and against specific liabilities, including liabilities under the Securities Act.

     The registrant also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the registrant's directors and officers in their capacity as such.

Item 16.  Exhibits and Financial Schedules.
               (a)  Exhibits:

    Exhibit
    Number                                        Exhibits
    ------                                        --------
     1.1*      - Form of Underwriting Agreement
     4.1(a)    - Senior Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(a) to the registrant's registration statement (No. 333-27521) on Form
                 S-3, filed May 21, 1997)
     4.1(b)    - Senior Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(b) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
     4.1(c)    - Form of Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(c) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
     4.1(d)*   - Form of Subordinated Trust Debt Securities Indenture (including form of notes)
     4.2         Amended and Restated Certificate of Incorporation, as amended, of the registrant
                 (incorporated by reference from Exhibit 4.2 to the registrant's registration statement
                 (No. 333-76175) on Form S-3, filed April 13, 1999)
     4.3       - Amended and Restated Bylaws of the registrant (incorporated by reference from Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998)
     4.4*      - Form of Warrant Agreement (including form of warrant)
     4.5**     - Certificate of Trust for DRH Capital Trust I
     4.6**     - Certificate of Trust for DRH Capital Trust II
     4.7**     - Certificate of Trust for DRH Capital Trust III
     4.8**     - Trust Agreement for DRH Capital Trust I
     4.9**     - Trust Agreement for DRH Capital Trust II
     4.10**    - Trust Agreement for DRH Capital Trust III
     4.11*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust I
     4.12*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust II
     4.13*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust III
     4.14*     - Form of Trust Preferred Security
     4.15*     - Form of Trust Guarantee Agreement
     4.16*     - Form of Stock Purchase Contract
     4.17*     - Form of Stock Purchase Unit Agreement

     4.18*     - Form of Unit Agreement
     4.19      - Specimen of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the registrant's registration statement (No. 33-46554) on Form S-1, filed March 20, 1992(P))
     5.1**     - Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered
     5.2**     - Opinion of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, as to the validity of the trust preferred securities being registered
     12.1      - Statement of computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12.1 to the registrant's Current Report on Form 8-K, filed March 8, 2001)
     23.1      - Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See Exhibit 5.1)
     23.2      - Consent of Ernst & Young LLP, Fort Worth, Texas
     23.3      - Consent of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware (see Exhibit 5.2)
     24.1      - Powers of Attorney (See signature page of this registration statement, as filed on March 22, 2001)
     25.1(a)     Statement of eligibility of trustee on Form T-1 for Senior Debt Securities
                 (incorporated by reference from Exhibit 25.1 to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
     25.1(b)   - Statement of eligibility of trustee on Form T-1 for Senior Subordinated Debt
                 Securities (incorporated by reference from Exhibit 25.1 to the registrant's Current
                 Report on Form 8-K, filed September 11, 2000)
     25.1(c)*  - Statement of eligibility of trustee on Form T-1 for Subordinated Debt Securities
     25.1(d)*  - Statement of eligibility of trustee on Form T-1 for Subordinated Trust Debt Securities
     25.1(e)*  - Statement of eligibility of trustee on Form  T-1 for Trust Agreements


  * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

  ** Previously filed.

Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, D.R. Horton, Inc., and the co-registrants named below, certify that they have reasonable grounds to believe that they meet all the requirements for filing on Amendment No. 1 to Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on April 18, 2001.

                         D.R. HORTON, INC.



                    By:  /s/ Donald R. Horton
                        ---------------------------------------------
                         Donald R. Horton
                         Chairman of the Board


               CO-REGISTRANTS:
               --------------
               C. Richard Dobson Builders, Inc.
               CHI Construction Company
               CHTEX of Texas, Inc.
               Continental Homes, Inc.
               Continental Homes of Florida, Inc.
               Continental Residential, Inc.
               D.R. Horton, Inc. - Birmingham
               D.R. Horton, Inc. - Chicago
               D.R. Horton, Inc. - Denver
               D.R. Horton, Inc. - Greensboro
               D.R. Horton, Inc. - Louisville
               D.R. Horton, Inc. - Minnesota
               D.R. Horton, Inc. - New Jersey
               D.R. Horton, Inc. - Portland
               D.R. Horton, Inc. - Sacramento
               D.R. Horton, Inc. - San Diego
               D.R. Horton, Inc. - Torrey
               D.R. Horton Los Angeles Holding Company, Inc.
               D.R. Horton San Diego Holding Company, Inc.
               DRH Cambridge Homes, Inc.
               DRH Construction, Inc.
               DRH Regrem I, Inc.
               DRH Regrem II, Inc.
               DRH Regrem III, Inc.
               DRH Regrem IV, Inc.
               DRH Regrem V, Inc.
               DRH Southwest Construction, Inc.
               DRH Title Company of Colorado, Inc.
               DRH Tucson Construction, Inc.

               DRHI, Inc.
               KDB Homes, Inc.
               Meadows I, Ltd.
               Meadows VIII, Ltd.
               Meadows IX, Inc.
               Meadows X, Inc.



                    By:   /s/ Samuel R. Fuller
                        ---------------------------------------------
                        Samuel R. Fuller
                        Treasurer of the Co-Registrants listed above

                    CH INVESTMENTS OF TEXAS, INC.
                    MEADOWS II, LTD.



                    By:   /s/ William Peck
                        ---------------------------------------------
                        William Peck
                        President

                    CONTINENTAL HOMES OF TEXAS, L.P.

                    By: CHTEX of Texas, Inc., its general partner



                         By:   /s/ Samuel R. Fuller
                             ---------------------------------------------
                             Samuel R. Fuller, Treasurer

                    D.R. HORTON MANAGEMENT COMPANY, LTD.
                    D.R. HORTON - TEXAS, LTD.
                    DRH REGREM VI, LP
                    DRH REGREM VII, LP

                    By:  Meadows I, Ltd., its general partner



                         By:   /s/ Donald R. Horton
                             ---------------------------------------------
                             Donald R. Horton
                             Chairman of the Board

                    SGS COMMUNITIES AT GRANDE QUAY, LLC

                    By:  Meadows IX, Inc., a member



                       By:   /s/ Donald R. Horton
                           ---------------------------------------------
                           Donald R. Horton
                           Chairman of the Board
                    and


                    By:  Meadows X, Inc., a member



                       By:   /s/ Donald R. Horton
                           ---------------------------------------------
                           Donald R. Horton
                           Chairman of the Board


                    DRH CAMBRIDGE HOMES, LLC
                    DRH REGREM VIII, LLC

                    By:  D.R. Horton, Inc. - Chicago, a member



                       By:    /s/ Samuel R. Fuller
                           ---------------------------------------------
                           Samuel R. Fuller
                           Treasurer


                    DRH Capital Trust I
                    DRH Capital Trust II
                    DRH Capital Trust III

                    By:  D.R. Horton, Inc., as Depositor



                       By:    /s/ Donald R. Horton
                           ---------------------------------------------
                           Donald R. Horton
                           Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                       REGISTRANT OFFICERS AND DIRECTORS

              Signature                                   Title                            Date
              ---------                                   -----                            ----
      /s/ Donald R. Horton
--------------------------------------            Chairman of the Board                April 18, 2001
          Donald R. Horton                    (Principal Executive Officer)

      /s/         *
--------------------------------------    Vice Chairman of the Board, President        April 18, 2001
          Donald J. Tomnitz                    and Chief Executive Officer


      /s/ Samuel R. Fuller
--------------------------------------    Executive Vice President, Treasurer,         April 18, 2001
          Samuel R. Fuller                Chief Financial Officer and Director
                                                  (Principal Accounting
                                                 and Financial Officer)

     /s/          *
--------------------------------------                  Director                       April 18, 2001
         Bradley S. Anderson

      /s/         *
--------------------------------------                  Director                       April 18, 2001
          Richard Beckwitt

     /s/          *
--------------------------------------                  Director                       April 18, 2001
         Richard I. Galland

     /s/          *
--------------------------------------                  Director                       April 18, 2001
         Richard L. Horton

     /s/          *
--------------------------------------                  Director                       April 18, 2001
         Terrill J. Horton

     /s/          *
--------------------------------------                  Director                       April 18, 2001
         Francine I. Neff

      /s/         *
--------------------------------------                  Director                       April 18, 2001
          Scott J. Stone

CO-REGISTRANT OFFICERS AND DIRECTORS

C. Richard Dobson Builders, Inc.
CHI Construction Company
CHTEX of Texas, Inc.
Continental Homes, Inc.
Continental Homes of Florida, Inc.
Continental Residential, Inc.
D.R. Horton, Inc. - Birmingham
D.R. Horton, Inc. - Chicago
D.R. Horton, Inc. - Denver
D.R. Horton, Inc. - Greensboro
D.R. Horton, Inc. - Louisville
D.R. Horton, Inc. - Minnesota
D.R. Horton, Inc. - New Jersey
D.R. Horton, Inc. - Portland
D.R. Horton, Inc. - Sacramento
D.R. Horton, Inc. - San Diego
D.R. Horton, Inc. - Torrey
D.R. Horton Los Angeles Holding Company, Inc.
D.R. Horton San Diego Holding Company, Inc.
DRH Cambridge Homes, Inc.
DRH Construction, Inc.
DRH Regrem I, Inc.
DRH Regrem II, Inc.
DRH Regrem III, Inc.
DRH Regrem IV, Inc.
DRH Regrem V, Inc.
DRH Southwest Construction, Inc.
DRH Title Company of Colorado, Inc.
DRH Tucson Construction, Inc.
DRHI, Inc.
KDB Homes, Inc.
Meadows I, Ltd.
Meadows VIII, Ltd.
Meadows IX, Inc.
Meadows X, Inc.

                  Signature                                     Title                             Date
                  ---------                                     -----                             ----

          /s/ Donald R. Horton                          Chairman of the Board               April 18, 2001
---------------------------------------------       (Principal Executive Officer)
              Donald R. Horton

          /s/ Samuel R. Fuller
---------------------------------------------           Treasurer (Principal                April 18, 2001
              Samuel R. Fuller                    Accounting and Financial Officer)


CH Investments of Texas, Inc.
Meadows II, Ltd.

                   Signature                                          Title                              Date
                   ---------                                          -----                              ----

              /s/ William Peck
------------------------------------------------               Director, President                   April 18, 2001
                  William Peck                            (Principal Executive Officer)

             /s/       *
------------------------------------------------               Director, Treasurer                   April 18, 2001
                 Don C. Merrell                   (Principal Accounting and Financial Officer)

             /s/       *
------------------------------------------------                    Director                         April 18, 2001
                 Mark G. Allen


CHTEX of Texas, Inc., the general partner of Continental Homes of Texas, L.P.

D.R. Horton, Inc. - Chicago, a member of
DRH Cambridge Homes, LLC
and DRH Regrem VIII, LLC

Meadows I, Ltd., the general partner of
D.R. Horton Management Company, Ltd.
D.R. Horton - Texas, Ltd.
DRH Regrem VI, LP
DRH Regrem VII, LP

Meadows IX, Inc., a member of
and Meadows X, Inc., a member of
SGS Communities at Grande Quay, LLC

                Signature                                       Title                                     Date
                ---------                                       -----                                     ----

         /s/ Donald R. Horton
------------------------------------------              Chairman of the Board                        April 18, 2001
             Donald R. Horton                       (Principal Executive Officer)

         /s/ Samuel R. Fuller
------------------------------------------                   Treasurer                               April 18, 2001
             Samuel R. Fuller               (Principal Accounting and Financial Officer)


D.R. Horton, Inc., as depositor of
DRH Capital Trust I
DRH Capital Trust II
DRH Capital Trust III


                Signature                                       Title                                    Date
                ---------                                       -----                                    ----

         /s/ Donald R. Horton
---------------------------------------                 Chairman of the Board                        April 18, 2001
             Donald R. Horton                       (Principal Executive Officer)

         /s/ Samuel R. Fuller
---------------------------------------                       Treasurer                              April 18, 2001
             Samuel R. Fuller               (Principal Accounting and Financial Officer)


                Signature                                       Title                               Date
                ---------                                       -----                               ----

                    *                         Vice Chairman of the Board, President and         April 18, 2001
------------------------------------------             Chief Executive Officer
            Donald J. Tomnitz

                    *
------------------------------------------                    Director                          April 18, 2001
            Bradley S. Anderson

                    *
------------------------------------------                    Director                          April 18, 2001
            Richard Beckwitt

                    *
------------------------------------------                    Director                          April 18, 2001
           Richard I. Galland

                    *
------------------------------------------                    Director                          April 18, 2001
           Richard L. Horton

                    *
------------------------------------------                    Director                          April 18, 2001
            Terrill J. Horton

                    *
------------------------------------------                    Director                          April 18, 2001
            Francine I. Neff

                    *
------------------------------------------                    Director                          April 18, 2001
              Scott J. Stone

* By:  /s/ Donald R. Horton
     -------------------------------------
           Donald R. Horton
           Attorney-in-Fact**

** By authority of power of attorney


                                 EXHIBIT INDEX

     (a)  Exhibits:


Exhibit
Number                                     Exhibits
------                                     --------
1.1*      - Form of Underwriting Agreement
4.1(a)    - Senior Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(a) to the registrant's registration statement (No. 333-27521) on Form
            S-3, filed May 21, 1997)
4.1(b)    - Senior Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(b) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
4.1(c)    - Form of Subordinated Debt Securities Indenture (including form of notes) (incorporated by reference from Exhibit 4.1(c) to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
4.1(d)*   - Form of Subordinated Trust Debt Securities Indenture (including form of notes)
4.2       - Amended and Restated Certificate of Incorporation, as amended, of the registrant
            (incorporated by reference from Exhibit 4.2 to the registrant's registration statement
            (No. 333-76175) on Form S-3, filed April 13, 1999)
4.3       - Amended and Restated Bylaws of the registrant (incorporated by reference from Exhibit
            3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998)
4.4*      - Form of Warrant Agreement (including form of warrant)
4.5**     - Certificate of Trust for DRH Capital Trust I
4.6**     - Certificate of Trust for DRH Capital Trust II
4.7**     - Certificate of Trust for DRH Capital Trust III
4.8**     - Trust Agreement for DRH Capital Trust I
4.9**     - Trust Agreement for DRH Capital Trust II
4.10**    - Trust Agreement for DRH Capital Trust III
4.11*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust I
4.12*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust II
4.13*     - Form of Amended & Restated Trust Agreement for DRH Capital Trust III
4.14*     - Form of Trust Preferred Security
4.15*     - Form of Trust Guarantee Agreement
4.16*     - Form of Stock Purchase Contract
4.17*     - Form of Stock Purchase Unit Agreement
4.18*     - Form of Unit Agreement
4.19      - Specimen of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the registrant's registration statement (No. 33-46554) on Form S-1, filed March 20, 1992(P))
5.1**     - Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered
5.2**     - Opinion of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, as to the validity of the trust preferred securities being registered
12.1      - Statement of computation of ratio of earnings to fixed charges (incorporated by reference from Exhibit 12.1 to the registrant's Current Report on Form 8-K, filed March 8, 2001)
23.1      - Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See Exhibit 5.1)
23.2      - Consent of Ernst & Young LLP, Fort Worth, Texas
23.3      - Consent of Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware (see Exhibit 5.2)
24.1      - Powers of Attorney (See signature page of this registration statement as filed on March 22, 2001)
25.1(a)   - Statement of eligibility of trustee on Form T-1 for Senior Debt Securities
            (incorporated by reference from Exhibit 25.1 to Amendment No. 1 to the registrant's registration statement (No. 333-27521) on Form S-3, filed June 2, 1997)
25.1(b)   - Statement of eligibility of trustee on Form T-1 for Senior Subordinated Debt
            Securities (incorporated by reference from Exhibit 25.1 to the registrant's Current
            Report on Form 8-K, filed September 11, 2000)
25.1(c)*  - Statement of eligibility of trustee on Form T-1 for Subordinated Debt Securities
25.1(d)*  - Statement of eligibility of trustee on Form T-1 for Subordinated Trust Debt Securities
25.1(e)*  - Statement of eligibility of trustee on Form  T-1 for Trust Agreements


  * To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
 **  Previously filed.